Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2026 Third Quarter Financial Results
Blackbaud Expands AI Leadership Through Numerous Innovation Announcements
at bbcon User Conference

Charleston, S.C. (October 28, 2026) — Blackbaud (NASDAQ: BLKB), the world's leading provider of AI-powered solutions for social impact, today announced financial results for its third quarter ended September 30, 2026.
"Innovation continues to drive our clear market leadership and a widening competitive moat," said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. "As demonstrated at our recent bbcon conference in September, we continue to make significant investments in AI, empowering our customers to deepen constituent relationships, raise more money and operate more efficiently. For investors, we believe Blackbaud is a sound investment choice that has the potential to create shareholder value—a belief that is supported by our strong 2026 year-to-date financial results and accelerating pace of innovation. I continue to be excited about the company's momentum in the near, mid and long term."
Third Quarter 2026 Results Compared to Third Quarter 2025 Results:
•GAAP total revenue was $292.6 million, up 4.1% and non-GAAP organic revenue increased 4.1%.
•GAAP recurring revenue was $287.0 million, up 4.1% and represented 98.1% of total revenue. Non-GAAP organic recurring revenue increased 4.1%.
•GAAP income from operations was $60.0 million, with GAAP operating margin of 20.5%, an increase of 110 basis points.
•Non-GAAP income from operations was $94.6 million, with non-GAAP operating margin of 32.3%, an increase of 240 basis points.
•GAAP net income was $46.1 million, with GAAP diluted earnings per share of $1.02, up $0.04 per share.
•Non-GAAP net income was $61.2 million, with non-GAAP diluted earnings per share of $1.36, up $0.26 per share.
•Non-GAAP adjusted EBITDA was $111.1 million, up $11.4 million, with non-GAAP adjusted EBITDA margin of 38.0%, an increase of 260 basis points.
•Rule of 40 score was 42.1%.
•GAAP net cash provided by operating activities was $141.7 million, an increase of $2.5 million, with GAAP operating cash flow margin of 48.4%, a decrease of 110 basis points.
•Non-GAAP free cash flow was $126.0 million, an increase of $2.8 million, with non-GAAP free cash flow margin of 43.1%, a decrease of 70 basis points.

"Blackbaud continues to be well-positioned for long-term success," said Chad Anderson, executive vice president and CFO, Blackbaud. "Our strong results reflect our execution discipline, ongoing productivity improvements, and balance sheet optimization. We remain committed to providing investors an attractive financial model balanced across growth in revenues, earnings, and cash flows, along with a prudent and purposeful capital allocation strategy. Year-to-date we have repurchased more than 7% of our common stock outstanding since the end of 2025 while also reducing our leverage ratio from 2.7x in Q1 to 2.3x in Q3. We have a lot to be proud of and a lot more to look forward to in Q4 2026 and beyond."
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•At bbcon 2026:
◦Blackbaud introduced Platform for Good™, its unified operating system for social impact, bringing the company’s products, data, AI, workflows and ecosystem together on a shared architecture to help organizations identify opportunities, expand capacity and move from information to action with greater confidence. Blackbaud also announced a broad portfolio of innovations across fundraising, marketing, financial management and education designed to strengthen the connected value of the platform.
◦Blackbaud also unveiled Lantern™, the first domain-specific language model purpose-built to optimize fundraising intelligence. Developed through a strategic collaboration with Databricks, Lantern is built on Blackbaud’s four decades of experience in fundraising workflows, decisions, and results, so it understands the rhythms of fundraising and can illuminate opportunities that might otherwise go unseen. Starting in 2027, Lantern will be embedded within the Platform for Good and will begin powering select Blackbaud Raiser’s Edge NXT® and Agents for Good™ capabilities.
◦In addition, Blackbaud shared updates on its expanding family of Agents for Good, including advancements to the Development Agent and the introduction of the Data Health Agent, a continuous data steward designed to detect and address data issues through review-and-approve workflows. Blackbaud also previewed agentic experiences for finance and education.
◦BILL and Blackbaud announced a strategic partnership to simplify the accounts payable process for nonprofit and education finance teams, embedding BILL’s business payments network and payment-processing capabilities into Blackbaud Financial Edge NXT® Payment Assistant™. The connected experience is designed to support finance teams from invoice and approval through payment and reconciliation, reducing manual work within the financial management workflow.
•Blackbaud expanded the availability of Expedited Giving and Expedited Giving+ within its YourCause® from Blackbaud® solutions, accelerating how corporate and employee donations reach nonprofits. Expedited Giving delivers donations 90% faster than the industry average, while Expedited Giving+ is the industry’s fastest option, enabling direct-to-nonprofit donations in near real time leveraging Blackbaud Integrated Payments.
•Blackbaud announced new integrations with Microsoft 365 Copilot and Intuit Mailchimp, connecting Raiser’s Edge NXT to preferred technologies and giving users more ways to work, with best-in-class experiences.

Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today reaffirmed its 2026 full year financial guidance and expects to finish in the upper half of the range across all four key metrics:

•GAAP revenue of $1.173 billion to $1.179 billion
•Non-GAAP adjusted EBITDA of $430 million to $438 million
•Non-GAAP diluted earnings per share of $5.15 to $5.25
•Non-GAAP free cash flow of $280 million to $290 million
Included in its 2026 full year financial guidance are the following updated assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $62 million to $66 million
•Diluted weighted average shares outstanding for the year are expected to be approximately 45.0 million to 46.0 million
•Capital expenditures for the year are expected to be approximately $60 million to $70 million, including approximately $52 million to $62 million of capitalized software development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
Stock Repurchase Program
As of September 30, 2026, Blackbaud had approximately $832 million remaining under its common stock repurchase program that was expanded, replenished and reauthorized in December 2025. Based on our current plans, and stock repurchases to date, we expect total repurchases during 2026 to represent between 7% and 10% of our outstanding common stock as of December 31, 2025.
Conference Call Details
What:    Blackbaud's 2026 Third Quarter Conference Call
When:    October 28, 2026
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world's leading provider of AI-powered solutions for social impact. Serving nonprofits, educational institutions, companies committed to corporate social responsibility and individual change makers, Blackbaud propels impact at scale with the sector’s most intelligent solutions for fundraising and engagement, education solutions, financial management and CSR and grantmaking. With the deepest expertise powered by the world’s largest philanthropic data set, the most connected workflows, and the most powerful impact network, Blackbaud's solutions are building a future where resources are unleashed at the speed of need. Blackbaud has been recognized by Fast Company, Newsweek, Quartz, Forbes and more for AI innovation, responsible leadership and workplace excellence. Blackbaud has operations in the United States, Australia, Canada, Costa Rica, India and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.
Investor Contact
IR@blackbaud.com
Media Contact
media@blackbaud.com
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to the development, deployment, regulation, security, market adoption and perception of artificial intelligence technologies; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.

While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment. Blackbaud believes non-GAAP free cash flow provides a useful measure of the company's operating performance. Non-GAAP free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies, if any, acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses, if any. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software development costs; stock-based compensation expense; global workforce transition costs; acquisition and disposition-related costs; and Security Incident-related costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$35,734	$38,914
Restricted cash	428,166	720,061
Accounts receivable, net of allowance of $6,529 and $5,876 at September 30, 2026 and December 31, 2025, respectively	76,214	80,517
Customer funds receivable	3,918	1,308
Prepaid expenses and other current assets	86,064	89,290
Total current assets	630,096	930,090
Property and equipment, net	83,827	85,076
Software development costs, net	159,048	155,842
Goodwill	1,055,937	1,056,815
Intangible assets, net	87,413	106,654
Other assets	90,516	56,205
Total assets	$2,106,837	$2,390,682
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$38,404	$27,344
Accrued expenses and other current liabilities	51,047	43,272
Due to customers	430,703	719,833
Debt, current portion	22,654	22,660
Deferred revenue, current portion	380,989	368,986
Total current liabilities	923,797	1,182,095
Debt, net of current portion	1,022,143	1,087,037
Deferred tax liability	25,100	21,981
Deferred revenue, net of current portion	3,674	2,778
Other liabilities	12,638	11,737
Total liabilities	1,987,352	2,305,628
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 74,080,118 and 72,312,354 shares issued at September 30, 2026 and December 31, 2025, respectively; 45,102,406 and 46,705,325 shares outstanding at September 30, 2026 and December 31, 2025, respectively	74	72
Additional paid-in capital	1,459,322	1,391,641
Treasury stock, at cost; 28,977,712 and 25,607,029 shares at September 30, 2026 and December 31, 2025, respectively	(1,471,199)	(1,316,224)
Accumulated other comprehensive income (loss)	3,210	(5,948)
Retained earnings	128,078	15,513
Total stockholders’ equity	119,485	85,054
Total liabilities and stockholders’ equity	$2,106,837	$2,390,682

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$292,641	$281,143	$864,378	$833,109
Cost of revenue	114,850	113,653	341,865	342,101
Gross profit	177,791	167,490	522,513	491,008
Operating expenses
Sales, marketing and customer success	46,218	44,105	139,823	132,795
Research and development	36,206	37,198	107,978	104,352
General and administrative	34,828	31,044	99,538	120,579
Amortization of intangible assets	588	570	1,762	1,670
Total operating expenses	117,840	112,917	349,101	359,396
Income from operations	59,951	54,573	173,412	131,612
Interest expense	(16,109)	(16,774)	(49,724)	(52,130)
Other income, net	2,597	3,245	6,977	6,468
Income before provision (benefit) for income taxes	46,439	41,044	130,665	85,950
Income tax provision (benefit)	371	(6,448)	18,100	7,669
Net income	$46,068	$47,492	$112,565	$78,281
Earnings per share
Basic	$1.04	$1.00	$2.51	$1.63
Diluted	$1.02	$0.98	$2.49	$1.61
Common shares and equivalents outstanding
Basic weighted average shares	44,267,816	47,680,002	44,858,491	47,961,631
Diluted weighted average shares	44,961,588	48,498,285	45,245,216	48,634,027
Other comprehensive income (loss)
Foreign currency translation adjustment	$(106)	$(2,284)	$(1,703)	$8,299
Unrealized gain (loss) on derivative instruments, net of tax	4,241	(622)	10,861	(12,628)
Total other comprehensive income (loss)	4,135	(2,906)	9,158	(4,329)
Comprehensive income	$50,203	$44,586	$121,723	$73,952

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
(dollars in thousands)	2026	2025
Cash flows from operating activities
Net income	$112,565	$78,281
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,595	64,652
Net provision for credit losses and sales returns	5,064	3,788
Stock-based compensation expense	67,682	71,079
Deferred taxes	4,892	(16,682)
Amortization of deferred financing costs and discount	1,861	1,940
Other non-cash adjustments	1,313	(5,180)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(817)	(2,422)
Prepaid expenses and other assets	(8,832)	(9,707)
Trade accounts payable	11,750	(3,233)
Accrued expenses and other liabilities	13,242	2,033
Deferred revenue	12,929	22,991
Net cash provided by operating activities	284,244	207,540
Cash flows from investing activities
Purchase of property and equipment	(7,320)	(4,805)
Capitalized software development costs	(38,635)	(40,268)
Cash used in disposition of business	—	(12,235)
Other investing activities	(8,675)	—
Net cash used in investing activities	(54,630)	(57,308)
Cash flows from financing activities
Proceeds from issuance of debt	230,700	307,000
Payments on debt	(307,760)	(316,922)
Employee taxes paid for withheld shares upon equity award settlement	(25,696)	(39,669)
Change in due to customers	(288,369)	(323,467)
Change in customer funds receivable	(2,692)	(1,676)
Purchase of treasury stock, including excise tax payments	(129,933)	(133,338)
Net cash used in financing activities	(523,750)	(508,072)
Effect of exchange rate on cash, cash equivalents and restricted cash	(939)	5,768
Net decrease in cash, cash equivalents and restricted cash	(295,075)	(352,072)
Cash, cash equivalents and restricted cash, beginning of period	758,975	809,512
Cash, cash equivalents and restricted cash, end of period	$463,900	$457,440
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	September 30, 2026	December 31, 2025
Cash and cash equivalents	$35,734	$38,914
Restricted cash	428,166	720,061
Total cash, cash equivalents and restricted cash in the statement of cash flows	$463,900	$758,975

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
GAAP Revenue	$292,641	$281,143	$864,378	$833,109

GAAP gross profit	$177,791	$167,490	$522,513	$491,008
GAAP gross margin	60.8%	59.6%	60.4%	58.9%
Non-GAAP adjustments:
Add: Stock-based compensation expense	2,693	2,850	8,494	8,798
Add: Amortization of intangibles from business combinations	5,405	6,811	17,076	20,883
Add: Employee severance	—	(18)	—	284
Add: Global workforce transition costs(1)	1,014	—	1,556	—
Subtotal	9,112	9,643	27,126	29,965
Non-GAAP gross profit	$186,903	$177,133	$549,639	$520,973
Non-GAAP gross margin	63.9%	63.0%	63.6%	62.5%

GAAP income from operations	$59,951	$54,573	$173,412	$131,612
GAAP operating margin	20.5%	19.4%	20.1%	15.8%
Non-GAAP adjustments:
Add: Stock-based compensation expense	22,100	21,657	68,686	71,079
Add: Amortization of intangibles from business combinations	5,993	7,381	18,838	22,553
Add: Employee severance	—	(242)	—	1,905
Add: Global workforce transition costs(1)	5,439	—	8,439	—
Add: Acquisition and disposition-related costs(2)	237	383	1,250	25,779
Add: Security Incident-related costs	853	247	853	2,822
Add: Impairment of capitalized software development costs	—	—	1,056	—
Subtotal	34,622	29,426	99,122	124,138
Non-GAAP income from operations	$94,573	$83,999	$272,534	$255,750
Non-GAAP operating margin	32.3%	29.9%	31.5%	30.7%

GAAP income before provision (benefit) for income taxes	$46,439	$41,044	$130,665	$85,950
GAAP net income	$46,068	$47,492	$112,565	$78,281

Shares used in computing GAAP diluted earnings per share	44,961,588	48,498,285	45,245,216	48,634,027
GAAP diluted earnings per share	$1.02	$0.98	$2.49	$1.61

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	371	(6,448)	18,100	7,669
Add: Total non-GAAP adjustments affecting income from operations	34,622	29,426	99,122	124,138
Non-GAAP income before provision for income taxes	81,061	70,470	229,787	210,088
Assumed non-GAAP income tax provision(3)	19,860	17,265	56,298	51,472
Non-GAAP net income	$61,201	$53,205	$173,489	$158,616

Shares used in computing non-GAAP diluted earnings per share	44,961,588	48,498,285	45,245,216	48,634,027
Non-GAAP diluted earnings per share	$1.36	$1.10	$3.83	$3.26
(1)Global workforce transition costs represent severance and other costs incurred in connection with actions under our global workforce strategy.
(2)Includes charges of $24.3 million incurred during the nine months ended September 30, 2025 related to the release from our lease for office space in Washington, DC.
(3)We use a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. We base this rate on our estimated annual GAAP income tax rate, adjusted for items excluded from GAAP income when calculating non-GAAP income and for significant nonrecurring tax adjustments. We review this non-GAAP tax rate annually to determine whether it remains appropriate for evaluating our financial performance. In conducting this review, we consider our GAAP annual effective tax rate, changes in tax legislation, non-GAAP adjustments, and shifts in the geographic mix of revenues and expenses. We also evaluate other factors that we deem significant. Because the tax treatment of non-GAAP adjustments differs from GAAP and because of our methodology for estimating the annual tax rate, the non-GAAP tax rate may differ from the GAAP tax rate and from our actual tax liabilities.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
GAAP revenue	$292,641	$281,143	$864,378	$833,109
GAAP revenue growth	4.1%		3.8%
Less: Non-GAAP revenue from divested businesses(1)	—	—	—	—
Non-GAAP organic revenue(2)	$292,641	$281,143	$864,378	$833,109
Non-GAAP organic revenue growth	4.1%		3.8%

Non-GAAP organic revenue(2)	$292,641	$281,143	$864,378	$833,109
Foreign currency impact on non-GAAP organic revenue(3)	(237)	—	(3,167)	—
Non-GAAP organic revenue on constant currency basis(3)	$292,404	$281,143	$861,211	$833,109
Non-GAAP organic revenue growth on constant currency basis	4.0%		3.4%

GAAP recurring revenue	$287,030	$275,802	$848,806	$815,406
GAAP recurring revenue growth	4.1%		4.1%
Less: Non-GAAP recurring revenue from divested businesses(1)	—	—	—	—
Non-GAAP organic recurring revenue(2)	$287,030	$275,802	$848,806	$815,406
Non-GAAP organic recurring revenue growth	4.1%		4.1%

Non-GAAP organic recurring revenue(2)	$287,030	$275,802	$848,806	$815,406
Foreign currency impact on non-GAAP organic recurring revenue(3)	(227)	—	(3,095)	—
Non-GAAP organic recurring revenue on constant currency basis(3)	$286,803	$275,802	$845,711	$815,406
Non-GAAP organic recurring revenue growth on constant currency basis	4.0%		3.7%
(1)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses in the prior period. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(2)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(3)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
GAAP net income	$46,068	$47,492	$112,565	$78,281
Non-GAAP adjustments:
Add: Interest, net	13,865	14,403	43,874	46,136
Add: GAAP income tax provision (benefit)	371	(6,448)	18,100	7,669
Add: Depreciation	3,177	2,181	8,228	7,823
Add: Amortization of intangibles from business combinations	5,993	7,381	18,838	22,553
Add: Amortization of software development costs(1)	12,978	12,605	38,203	36,781
Subtotal	36,384	30,122	127,243	120,962
Non-GAAP EBITDA	$82,452	$77,614	$239,808	$199,243
Non-GAAP EBITDA margin(2)	28.2%		27.7%

Non-GAAP adjustments:
Add: Stock-based compensation expense	$22,100	$21,657	$68,686	$71,079
Add: Employee severance	—	(242)	—	1,905
Add: Global workforce transition costs(3)	5,439	—	8,439	—
Add: Acquisition and disposition-related costs(3)	237	383	1,250	25,779
Add: Security Incident-related costs	853	247	853	2,822
Add: Impairment of capitalized software development costs	—	—	1,056	—
Subtotal	28,629	22,045	80,284	101,585
Non-GAAP adjusted EBITDA	$111,081	$99,659	$320,092	$300,828
Non-GAAP adjusted EBITDA margin(4)	38.0%		37.0%

Rule of 40(5)	42.1%		40.8%

Non-GAAP adjusted EBITDA	$111,081	$99,659	$320,092	$300,828
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	(76)	(512)	(1,267)	(1,403)
Non-GAAP adjusted EBITDA on constant currency basis(6)	$111,005	$99,147	$318,825	$299,425
Non-GAAP adjusted EBITDA margin on constant currency basis	38.0%		37.0%

Rule of 40 on constant currency basis(7)	42.0%		40.4%
(1)Includes amortization expense related to software development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by non-GAAP EBITDA divided by non-GAAP organic revenue.
(3)See additional details in the reconciliation of GAAP to non-GAAP operating income above.
(4)Measured by non-GAAP adjusted EBITDA divided by non-GAAP organic revenue.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Nine months ended September 30,
	2026	2025
GAAP net cash provided by operating activities	$284,244	$207,540
GAAP operating cash flow margin	32.9%	24.9%
Non-GAAP adjustments:
Less: purchase of property and equipment	(7,320)	(4,805)
Less: capitalized software development costs	(38,635)	(40,268)
Non-GAAP free cash flow	$238,289	$162,467
Non-GAAP free cash flow margin	27.6%	19.5%